Third Quarter 2024 Earnings Review United Bankshares, Inc. (UBSI) October 24, 2024 Exhibit 99.2

This presentation and statements made by United Bankshares, Inc. (“UBSI”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Piedmont Bancorp, Inc. (“Piedmont”) and UBSI (the “Merger”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) UBSI’s and Piedmont’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of UBSI and Piedmont and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of UBSI and Piedmont. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.   The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of UBSI and Piedmont may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which UBSI and Piedmont are engaged; (6) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of UBSI’s business operations following the Merger; (7) competitive pressures on product pricing and services; (8) success, impact, and timing of UBSI’s business strategies, including market acceptance of any new products or services; (9) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom UBSI and Piedmont have business relationships; (10) diversion of management time on Merger-related issues; (11) risks relating to the potential dilutive effect of the shares of UBSI common stock to be issued in the Merger; (12) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction; (13) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (14) the outcome of any legal proceedings that may be instituted against UBSI or Piedmont; (15) general competitive, economic, political and market conditions and other factors that may affect future results of UBSI and Piedmont, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (16) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (17) volatility and disruptions in global capital and credit markets; and (18) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in UBSI’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov). UBSI and Piedmont caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to UBSI or Piedmont or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. UBSI and Piedmont do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. FORWARD LOOKING STATEMENTS

Achieved Net Income of $95.3 million and Diluted Earnings Per Share of $0.70 Generated Return on Average Assets of 1.28%, Return on Average Equity of 7.72%, and Return on Average Tangible Equity* of 12.59% Net Interest Margin (FTE) increased from 3.50% to 3.52% Period-end deposits grew $762 million. Excluding the decline in brokered deposits, period-end deposits grew $906 million Piedmont Bancorp, Inc. merger – shareholder approval received during 3Q24. Expected to close 4Q24 or early 1Q25, subject to regulatory approval and certain other customary closing conditions Consistently ranked as one of the most trustworthy banks in America by Newsweek (#1 in 2023, #2 in 2022, #4 in 2024) Achieved the #1 deposit market share position in the state of West Virginia based on the FDIC’s annual Summary of Deposits for 2024 Quarterly dividend of $0.37 per share equates to a yield of ~4.0% (based upon recent prices). 2023 was the 50th consecutive year of dividend increases to shareholders Asset quality remains sound and Non-Performing Assets remained low at 0.22% of Total Assets Strong expense control with an efficiency ratio of 51.62% Capital position remains robust and liquidity remains sound 3Q24 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $95.3 million in 3Q24 compared to $96.5 million in 2Q24, with diluted EPS of $0.70 in 3Q24 compared to $0.71 in 2Q24. Net Interest Income increased $4.5 million driven by an increase in average short-term investments, a higher yield on average net loans and loans held for sale, and a decrease in average long-term borrowings partially offset by an increase in average interest-bearing deposits as well as a higher average rate paid on deposits. Provision Expense was $6.9 million in 3Q24 compared to $5.8 million in 2Q24. Noninterest Income increased $1.7 million compared to 2Q24 driven by increases in several categories of noninterest income. During 3Q24, United sold its remaining mortgage servicing rights (“MSRs”) with an aggregate unpaid principal balance of $1.1 billion at a gain of $7.1 million. United also sold $196.7 million of AFS investment securities at a loss of $6.9 million. Noninterest Expense increased $0.6 million compared to 2Q24 driven by a $1.5 million increase in other noninterest expense. The increase in other noninterest expense was mainly due to higher amounts of certain general operating expenses, partially offset by decreases in several categories including a decrease of $0.9 million in merger-related expenses related to the Piedmont acquisition. The effective tax rate increased from 16.4% to 20.6% in 3Q24. 2Q24 included the impact of discrete tax benefits recognized in 2Q24. EARNINGS SUMMARY

*Non-GAAP measure. Refer to appendix. Strong profitability and expense control 4Q23 was impacted by a $12.0 million expense related to the FDIC’s special assessment levied on banking organizations to recover losses to the Deposit Insurance Fund. PERFORMANCE RATIOS

NET INTEREST INCOME AND MARGIN



Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
3Q23
4Q23
1Q24
2Q24
3Q24
Net Loans
Investment Securities
Interest-Bearing Deposits



Net Interest Income & Net Interest Margin
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	3Q23	4Q23	1Q24	2Q24	3Q24
Loan PA Accretion	2.3	3.0	2.5	2.4	2.4
Net Interest Income (FTE), excluding loan accretion	227.0	227.5	220.9	224.2	228.7
Net Interest Margin (FTE)	3.54%	3.55%	3.44%	3.50%	3.52%

- Reported Net Interest Margin increased from 3.50% to 3.52% LQ.
- Linked-quarter Net Interest Income (FTE) increased $4.5 million driven by an increase in average short-term investments, a higher yield on average net loans and loans held for sale, and a decrease in average long-term borrowings partially offset by an increase in average interest-bearing deposits as well as a higher average rate paid on deposits.
- Approximately ~55% of the loan portfolio is fixed rate and ~45% is adjustable rate, while ~31% of the total portfolio is projected to reprice within the next 3 months.
- ~21% of the securities portfolio is floating rate. Securities balances of approximately ~$360 million with an average yield of ~4.5% are projected to roll off over the remainder of 2024. Securities balances of an additional approximately ~$360 million with an average yield of ~3.8% are projected to roll off during FY 2025. During 3Q24, approximately ~$197 million of securities were sold at a loss of $6.9 million. The securities sold were comprised of ~66% in floating rate securities and ~34% in fixed rate securities. Approximately ~$150 million was reinvested in fixed rate securities with an average yield of ~5.1%. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.2 years.
- Time deposits have an average maturity of ~6 months. Approximately ~12% of total deposits have interest rates tied to a floating rate index.
- Scheduled purchase accounting loan accretion is estimated at $1.8 million for the remainder of FY 2024 and $5.7 million for FY 2025 (not including the impact from the Piedmont acquisition).

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UNITED BANKSHARES, INC.

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$21,115
$21,373
$21,533
$21,610
$21,631
3Q23
4Q23
1Q24
2Q24
3Q24

$ in millions



Non Owner Occupied CRE
Other 18%
Retail 18%
Office 14%
Multifamily 23%
Special Purpose 8%
Hospitality 14%
Industrial 5%

	3Q24	% of Total	LQ Change
Owner Occupied CRE	$ 1,583	7.3%	$ (18)
Non Owner Occupied CRE	$ 7,021	32.5%	$ (47)
Commercial	$ 3,397	15.7%	$ (53)
Residential Real Estate	$ 5,419	25.1%	$ 11
Construction & Land Dev.	$ 3,370	15.6%	$ 206
Bankcard	$ 9	0.0%	$ (0)
Consumer	$ 832	3.8%	$ (78)
Total Gross Loans	$ 21,631	100.0%	$ 21

- Linked-Quarter loan balances increased $21 million primarily driven by Construction & Land Development and Residential Real Estate loans.
- Loan growth continues to be led by the North Carolina & South Carolina markets, with loan balances up 10.2% annualized in 3Q24, and up 14.7% annualized YTD.
- Non Owner Occupied CRE to Total Risk Based Capital was ~271% at 3Q24. CRE portfolio remains diversified among underlying collateral types.
- Non Owner Occupied Office loans total $1.0 billion (~5% of total loans). The Top 40 Office loans make up ~70% of total Non Owner Occupied Office balances. The weighted average LTV based on current loan balances and appraised values at origination for the Top 40 was ~56% at 9/30/24. The weighted average LTV at origination for the Top 40 was ~63%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~757.
- Total purchase accounting-related fair value discount on loans was $28 million as of 9/30/24.

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UNITED BANKSHARES, INC.

End of Period Balances (000s) 6/30/24 9/30/24 Non-Accrual Loans $52,929 $52,446 90-Day Past Due Loans $12,402 $12,794 Total Non-performing Loans $65,331 $65,240 Other Real Estate Owned $2,156 $169 Total Non-performing Assets $67,487 $65,409 Non-performing Loans / Loans 0.30% 0.30% Non-performing Assets / Total Assets 0.23% 0.22% Annualized Net Charge-offs / Average Loans 0.02% 0.07% Allowance for Loan & Lease Losses (ALLL) $267,423 $270,767 ALLL / Loans, net of unearned income 1.24% 1.25% Allowance for Credit Losses (ACL)* $308,162 $308,740 ACL / Loans, net of unearned income 1.43% 1.43% NPAs were $65.4 million at 9/30/24 compared to $67.5 million at 6/30/24 with the ratio of NPAs to Total Assets decreasing from 0.23% to 0.22%. 30-89 Day Past Due loans were 0.44% of total loans at 9/30/24 compared to 0.40% at 6/30/24 and 0.39% at 12/31/23. ALLL increased $3.3 million LQ to 1.25% of Total Loans. *ACL is comprised of ALLL and the reserve for lending-related commitments CREDIT QUALITY

Strong core deposit base with 25% of deposits in Non Interest Bearing accounts. LQ deposits increased $762 million driven by Money Market Accounts, Interest Bearing Transaction and Non Interest Bearing accounts. Brokered deposits declined $144 million compared to 2Q24 and now represent 0.0% of total deposits as of 9/30/24. Enviable deposit franchise with an attractive mix of both high growth MSAs and stable, rural markets with a dominant market share position. $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY Top 10 Deposit Markets by MSA (as of 6/30/24) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 10,071,646 58 7 Charleston, WV 1,589,675 5 2 Morgantown, WV 1,141,970 6 2 Richmond, VA 762,351 12 9 Parkersburg, WV 713,929 4 1 Hagerstown, MD 656,854 6 2 Myrtle Beach, SC 631,752 7 9 Charlotte, NC 585,589 7 17 Wheeling, WV 537,803 6 2 Charleston, SC 524,432 8 11

Deposit Account Details ($ in millions) End of Period Ratios / Values 9/30/24 % of Total Deposits Estimated Uninsured Deposits (less affiliate and collateralized deposits) $7,448 31% Estimated Insured/Collateralized Deposits $16,380 69% Total Deposits $23,828 100% *Does not include other sources of liquidity such as Fed Funds Lines, additional Reciprocal Deposit capacity, etc. Available Liquidity ($ in millions) 9/30/24 Cash & Cash Equivalents $1,909 Unpledged AFS Securities $1,083 Available FHLB Borrowing Capacity $4,032 Available FRB Discount Window Borrowing Capacity $4,585 Subtotal $11,609 Additional FHLB Capacity (with delivery of collateral) $4,154 Additional Brokered Deposit Capacity (based on internal policy) $4,766 Total Liquidity* $20,529 Liquidity remains strong with a granular deposit base and geographic diversification. Average deposit account size is ~$36 thousand with >650 thousand total deposit accounts. Estimated uninsured/uncollateralized deposits were 28% at 12/31/23 and 37% at 12/31/22. LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

West Virginia #1 in the state with $6.3 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSAs and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.1 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2024, with total deposits increasing from $2.1 billion to $10.1 billion. Virginia- #7 in the state with $9.1 billion (including VA deposits within the D.C. MSA). North Carolina #17 in the state with $2.3 billion. Select MSAs: #17 in Charlotte #26 in Raleigh #9 in Wilmington #10 in Greenville #1 in Washington #8 in Rocky Mount #7 in Fayetteville South Carolina #11 in the state with $1.8 billion. Select MSAs: #11 in Charleston #9 in Myrtle Beach #13 in Greenville #15 in Columbia Source: S&P Global Market Intelligence; Data as of 6/30/24 ATTRACTIVE DEPOSIT MARKET SHARE POSITION

End of Period Ratios / Values 6/30/24 9/30/24** Common Equity Tier 1 Ratio 13.5% 13.8% Tier 1 Capital Ratio 13.5% 13.8% Total Risk Based Capital Ratio 15.8% 16.2% Leverage Ratio 11.6% 11.7% Total Equity to Total Assets 16.2% 16.6% *Tangible Equity to Tangible Assets (non-GAAP) 10.5% 11.0% Book Value Per Share $35.92 $36.74 *Tangible Book Value Per Share (non-GAAP) $21.87 $22.70 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 2Q24 or 3Q24. As of 9/30/24, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Select guidance is being provided for 2024. Our outlook may change if the expectations for these items vary from current expectations. The guidance represents UBSI on a standalone basis and does not include any assumed impact from the Piedmont acquisition. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the low single digits for the 4th quarter of 2024 (annualized). Expect investment portfolio balances to increase ~$100 million in 4Q24. Expect deposits to be relatively flat in 4Q24. Net Interest Income / Net Interest Margin: Net interest income (non-FTE) expected to be in the range of $908 million to $913 million for 2024 (assumes two 25 bps rate cuts in 4Q24). Expect the net interest margin to remain relatively stable in 4Q24 compared to 3Q24. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect credit environment to continue to normalize. Expect United’s credit performance to outperform the industry. Current planning assumption for provision expense is $25 million for FY 2024. Non Interest Income: Expect non interest income to be in the range of $122 million to $126 million for 2024. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense, excluding any additional merger-related expenses, to be in the range of $547 million to $552 million for 2024. Effective Tax Rate: Estimated at approximately ~20.5% for the remainder of 2024. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2024 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a dominant market share position Consistently high-performing company with a culture of disciplined risk management and expense control 50 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of ~13.6x (based upon median 2024 street consensus estimate of $2.70 per Bloomberg) INVESTMENT THESIS

PIEDMONT MERGER- ANNOUNCED MAY 10, 2024

Piedmont Overview	• Headquarters: Peachtree Corners, GA • Total Assets: $2.1 billion[(1)] • High-performing Franchise[(2)]: 1.43% LTM ROAA; 14.9% LTM ROATCE; LTM Net Interest Margin 4.25%; NPAs / Assets 0.00%
Advancing Strategy	• Continuation of UBSI's proven M&A strategy | UBSI's 34th acquisition • Entrance into Greater Atlanta Area markets with robust economic growth opportunities • Enhances UBSI's position as one of the premier regional banking companies in the Southeast and Mid-Atlantic
Financially Compelling Low-Risk Transaction[(3)]	• Internal Rate of Return of 20% • EPS Accretion of 7.6%[(4)] in 2025 and 8.3% in 2026 • (3.5%) Dilution to Tangible Book Value per Share (GAAP) | Earnback of 2.8 Years • UBSI Maintains "Well-Capitalized" regulatory capital ratios • 15.0% Total Risked Based Capital Ratio | 10.4% Tangible Common Equity • Pro forma CRE to Total Capital Ratios at closing below regulatory guidance (<100% ADC to TRBC | <300% Total CRE to TRBC)
Transaction Details, Timing and Approvals	• Consideration Mix: 100% stock • Fixed Exchange Ratio: 0.300x • Anticipated Closing: late 2024 / early 2025 • Customary regulatory approvals (only Fed approval is required at the federal level) • Piedmont shareholder approval received

(1) As of March 31, 2024 // (2) Q1 2024 LTM financial highlights shown as bank level // (3) Projections as of merger announcement date //
(4) Assumes fully phased-in cost savings
Source: S&P Capital IQ Pro

15

UNITED BANKSHARES, INC.

PIEDMONT MERGER- PRO FORMA FRANCHISE


Toledo
Cleveland
OHIO
PENNSYLVANIA
Pittsburgh
Harrisburg
Columbus
MARYLAND
Cincinnati
WEST VIRGINIA
Charleston
Richmond
Roanoke
VIRGINIA
Virginia
Winston-Salem
NORTH CAROLINA
Charlotte
Athens
SOUTH CAROLINA
Atlanta
Augusta
Columbus
Savannah
GEORGIA

UNITED BANK

227 Locations

THE PIEDMONT BANK

16 Locations

Pro Forma

243 Locations

~$31.8 Billion	Total Assets
~$23.7 Billion	Net Loans
~$25.5 Billion	Total Deposits
~$3.1 Billion	Tangible Common Equity

Note: Pro forma financial information at anticipated closing date based on assumptions at time of deal announcement
Source: S&P Capital IQ Pro

16

UNITED BANKSHARES, INC.

(1) Estimated total pro forma assets at transaction close based on assumptions at time of deal announcement Source: S&P Capital IQ Pro; Company filings (1) DEMONSTRATED HISTORY OF SUCCESSFUL ACQUISITIONS

APPENDIX

(dollars in thousands) 3Q23 4Q23 1Q24 2Q24 3Q24 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $96,157 $79,390 $86,814 $96,507 $95,267 (B) Number of Days in the Quarter 92 92 91 91 92 Average Total Shareholders' Equity (GAAP) $4,687,124 $4,697,680 $4,816,476 $4,857,893 $4,908,866 Less: Average Total Intangibles (1,904,769) (1,903,458) (1,901,074) (1,900,164) (1,899,261) (C) Average Tangible Equity (non-GAAP) $2,782,355 $2,794,222 $2,915,402 $2,957,729 $3,009,605   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 13.71% 11.27% 11.98% 13.12% 12.59%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   6/30/2024 9/30/2024     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 29,957,418 $ 29,863,262   Less: Total Intangibles (GAAP) (1,899,574) (1,898,665)     Tangible Assets (non-GAAP) $ 28,057,844 $ 27,964,597         Total Shareholders' Equity (GAAP)   $ 4,856,633 $ 4,967,820     Less: Total Intangibles (GAAP)   (1,899,574) (1,898,665)   Tangible Equity (non-GAAP)   $ 2,957,059 $ 3,069,155   Tangible Equity to Tangible Assets (non-GAAP)   10.5% 11.0%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,856,633 $ 4,967,820   Less: Total Intangibles (GAAP) (1,899,574) (1,898,665)   Tangible Equity (non-GAAP) $ 2,957,059 $ 3,069,155   ÷ EOP Shares Outstanding (Net of Treasury Stock) 135,195,704 135,220,770   Tangible Book Value Per Share (non-GAAP) $21.87 $22.70             RECONCILIATION OF NON-GAAP ITEMS (CONT.)